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                                                                  Exhibit (d)(6)

                                [LOGO} MatrixOne

                                 1999 STOCK PLAN
                             Stock Option Agreement

MatrixOne, Inc. ("Company") hereby grants the following stock option pursuant to its 1999 Stock Plan. This stock option is subject to the attached documents referenced below, which are incorporated herein.

Name of Employee ("Employee"): ...................................................................  "Employee Name"
Date of this option grant: ..............................................................................  "x/x/03"
Number of shares of Company Common Stock subject to this option ("Option Shares"): ............................   x
Option exercise price per share: ..............................................................................   x
Number, if any, of Option Shares that may be purchased on grant date: .........................................   x
Number of Option Shares subject to vesting schedule: ..........................................................   x
Vesting Start Date: ...........................................................................................   x
Type of Option ............................................................................  "Type of Stock Option"
Attached Documents .............................  "1999 Stock Plan - Stock Option Agreement - Terms and Conditions"

                                Vesting Schedule

                    Date                Shares Become Exercisable
                    ----                -------------------------

                    x .................................  x shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares
                    x .....................   x additional shares

Payment alternatives - specify any or all of Section 7(a)(i) though (iii): ....
........."Section 7(a) (i) through (iii)"

================================================================================
                                           MATRIXONE, INC.


____________________________________       By:_________________________________
Signature of Employee                         Its Duly Authorized Representative


____________________________________

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Street Address

_________________________________________
City/State/Zip Code

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                                [LOGO] MatrixOne

     1999 Plan Stock Option Agreement -- Incorporated Terms and Conditions

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company's 1999 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.   Type of Stock Option. The cover page hereof specifies the option type.

     a. If the type is "Incentive Stock Option", this option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

     b. If the type is "Nonqualified Stock Option", this option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.

3. Vesting of Option if Employment Continues. The Employee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, indicated on the cover page hereof. If the Employee has remained continuously employed by the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Employee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company) may be exercised only before the date which is ten years from the date of this option grant.

4.   Termination of Employment.

     a. Termination Other Than for Cause. If the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option may no longer be exercised after the passage of three months from the Employee's last day of employment, but in no event later than the scheduled expiration date. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Employee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company's written approval of the leave of absence. For purposes hereof, employment shall include a consulting arrangement between the Employee and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this option. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Employee continuously remains an employee of the Company or any Subsidiary.

     b. Termination for Cause. If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), no further installments of this option shall become exercisable and this option may no longer be exercised from and after the Employee's receipt of written notice of such termination.

     c. Definition of Cause. "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment;
          (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

5.   Death; Disability.

     a. Death. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

     b. Disability. If the Employee ceases to be employed by the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of employment, only at any time within 180 days after such cessation of employment, but not later than the scheduled expiration date. For purposes hereof, "disability" means "permanent and total disability" as defined in
          Section 22(e)(3) of the Code.

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6.   Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7.   Payment of Exercise Price.

     a. Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

          i.   by check payable to the order of the Company; or

          ii. if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          iii. subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option exercise price.

     In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or
     (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

b. Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

          "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain [Non-Qualified or Incentive] Stock Option Agreement dated as of [date], a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable without the Company's written consent, except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

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12.  No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue the Employee in employment.

13. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

15. Early Disposition. The following applies only if this stock option is specified to be an Incentive Stock Option on the cover page hereof. The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this Agreement or (b) the date that is one year after the date on which the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

16. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

17. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

18.  Miscellaneous.

     a. Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Employee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company's principal executive offices, attention of the Corporate Secretary.

     b. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

     c. Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

     d. Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, liquidation, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

     e. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

     f. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

     g. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

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